EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77K:
  Changes in Registrant's certifying accountant

EXHIBIT A:
  Attachment to item 77o:
  Transactions effected pursuant to Rule 10f-3
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EXHIBIT A:
77K EXHIBIT
On July 18, 2002, the Audit Committee recommended and the Board of Directors of the Company selected Ernst & Young LLP as the independent accountants for the Company for the year ending December 31, 2002, replacing Arthur Andersen LLP. Arthur Andersen LLP's reports on the Company's financial statements for the years ended December 31, 2001 and December 31, 2000 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2001 and December 31, 2000 and through July 18, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make reference to the subject matter of the disagreement in its report on the financial statements for such years. Additionally, during the years ended December 31, 2001 and December 31, 2000 and through July 18, 2002 there were no "reportable events" as such term is defined in Item 304 of Regulation S-K.




EXHIBIT B:
NEEDHAM Growth Fund
Rule 10F-3

Issuer
Conmed Corporation

Type of Security
Common

IPO or Secondary
Secondary

SEC Registered
Yes

Total Offering
3,000,000

Date of Purchase
5/22/02

Number of shares Purchased
45,000

Date of Public Offer
5/22/02

Fund Price Paid
$23.50

Public Offering Price
$23.50

Firm Commitment Underwriting ?
Yes

Underwriting gross spread as % of Proceeds
5.50

Consistent with average industry % of gross spread
Yes

Company operational for 3 years?
Yes

Less than 3% of fund assets used for purchase?
Yes

Fund's purchase represent's less than 4% of the offering?
Yes

Name of underwriter(s) purchased from?
Salomon Smith Barney

Needham Company, Inc Mgr or Co-Mgr?
Yes



NEEDHAM Small Cap Growth Fund
Rule 10F-3

Issuer
Conmed Corp

Type of Security
Common

IPO or Secondary
Secondary

SEC Registered
Yes

Total Offering
3,000,000

Date of Purchase
5/02/02

Number of shares Purchased
5,000

Date of Public Offer
5/02/02

Fund Price Paid
$23.50

Public Offering Price
$23.50

Firm Commitment Underwriting ?
Yes

Underwriting gross spread as % of Proceeds
5.50%

Consistent with average industry % of gross spread
Yes

Company operational for 3 years?
Yes

Less than 3% of fund assets used for purchase?
Yes

Fund's purchase represent's less than 4% of the offering?
Yes

Name of underwriter(s) purchased from?
Salomon Smith Barney

Needham Company, Inc Mgr or Co-Mgr?
Yes



 NEEDHAM Aggressive Growth Fund
Rule 10F-3

Issuer
Helix Technology Corp

Type of Security
Common

IPO or Secondary
Secondary

SEC Registered
Yes

Total Offering
3,000,000

Date of Purchase
3/13/02

Number of shares Purchased
2,500

Date of Public Offer
3/13/02

Fund Price Paid
$20.25

Public Offering Price
$20.25

Firm Commitment Underwriting ?
Yes

Underwriting gross spread as % of Proceeds
5.75%

Consistent with average industry % of gross spread
Yes

Company operational for 3 years?
Yes

Less than 3% of fund assets used for purchase?
Yes

Fund's purchase represent's less than 4% of the offering?
Yes

Name of underwriter(s) purchased from?
Morgan Stanley

Needham Company, Inc Mgr or Co-Mgr?
Yes